Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	June 29, 2006

From:	SGS International, Inc.
626 West Main Street, Suite 500
Louisville, KY 40202

Contact:	Benjamin F. Harmon, IV
Vice President, Secretary, General Counsel
(804) 672-4750

SGS INTERNATIONAL, INC. ANNOUNCES

COMMENCEMENT OF EXCHANGE OFFER

Louisville, KY. – June 29, 2006 – SGS International, Inc. announced today that it has commenced an Exchange Offer related to its 12% Senior Subordinated Notes Due 2013 (CUSIP Nos. 784216 AA1 and U81938 AA7) (the “12% Senior Subordinated Notes”). The Exchange Offer is being made pursuant to the Exchange Offer Prospectus dated June 29, 2006, and the related Letter of Transmittal which more fully set forth the terms of the Exchange Offer. Holders of 12% Senior Subordinated Notes may obtain further information by contacting Benjamin F. Harmon, IV, at SGS International, Inc. at (804) 672-4750, or by facsimile at (866) 220-1085.

This press release is for informational purposes only and is not intended to serve as a solicitation to buy securities or an offer to sell securities.

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This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions, based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intent,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.